Exhibit 3

NISSIN CO., LTD. (8571)
Monthly Data for November 2002
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

Loans Outstanding and Number of Accounts by Loan Type

(ACCOUNTS)

			change from
	2001/11	% of total	2001/10
Consumer loans	125,887	68.03%	1,358

Consumer loans (other than VIP loans)	115,718	62.53%	951

VIP loans	10,169	5.50%	407

Wide loans	30,925	16.71%	362

Small business owner loans & Business Timely loans	27,788	15.02%	1,034

Small business owner loans	16,058	8.68%	329

Business Timely loans	11,730	6.34%	705

Commercial bills	26	0.01%	4

Secured loans	407	0.22%	-15

Total number of accounts	185,033	100.00%	2,743

[Additional columns below]

[Continued from above table, first column(s) repeated]

			change from	comparison with	% change from
	2002/11	% of total	2002/10	estimate	2001/11
Consumer loans	117,353	62.09%	-1,376	-809	93.22%

Consumer loans (other than VIP loans)	106,028	56.10%	-1,304	-632	91.63%

VIP loans	11,325	5.99%	-72	-177	111.37%

Wide loans	35,202	18.36%	473	-167	113.83%

Small business owner loans & Business Timely loans	36,073	19.09%	751	-30	129.82%

Small business owner loans	21,410	11.33%	620	58	182.52%

Business Timely loans	14,663	7.76%	131	-88	91.31%

Commercial bills	25	0.01%	1	1	96.15%

Secured loans	337	0.18%	1	1	82.80%

Total number of accounts	188,990	100.00%	-150	-1,004	102.14%

(LOANS OUTSTANDING)

		(Unit: amounts in thousands of yen)
			change from
	2001/11	% of total	2001/10
Consumer loans	46,442,356	31.24%	615,061

Consumer loans (other than VIP loans)	38,056,348	25.59%	240,565

VIP loans	8,386,008	5.65%	374,495

Wide loans	52,659,969	35.42%	733,144

Small business owner loans & Business Timely loans	48,049,318	32.32%	1,840,100

Small business owner loans	33,708,108	22.67%	910,307

Business Timely loans	14,341,210	9.65%	929,793

Commercial bills	16,847	0.01%	1,770

Secured loans	1,518,202	1.02%	-60,790

Total loans outstanding	148,686,694	100.00%	3,129,287

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(Unit: amounts in thousands of yen)
			change from	comparison with	% change from
	2002/11	% of total	2002/10	estimate	2001/11
Consumer loans	44,102,481	25.41%	-663,742	-350,229	94.96%

Consumer loans (other than VIP loans)	34,609,047	19.94%	-619,144	-235,541	90.94%

VIP loans	9,493,433	5.47%	-44,597	-114,687	113.21%

Wide loans	61,968,229	35.70%	910,262	-507,510	117.68%

Small business owner loans & Business Timely loans	66,338,807	38.22%	1,878,635	118,153	138.06%

Small business owner loans	48,678,665	28.04%	1,688,545	159,994	144.41%

Business Timely loans	17,660,141	10.17%	190,089	-41,842	123.14%

Commercial bills	13,501	0.01%	1,843	1,942	80.14%

Secured loans	1,168,445	0.67%	-3,450	23,882	76.96%

Total loans outstanding	173,591,465	100.00%	2,123,548	-713,762	116.75%

*	There are 72 branches after opening 2 new branches, closing 2 branches and relocating 4 branches since April 2002.

Changes in the Numbers of Applications and Approvals and the Ratio of Approval by Product
(For the Year Ending March 31, 2003)

	Apr	May	Jun	Jul	Aug	Sep

Consumer loans (including VIP loans) *1

Applications	7,808	6,780	6,576	7,982	6,261	6,710

Approvals	2,028	2,021	1,828	2,277	1,957	1,931

Ratio of approval	25.97%	29.81%	27.80%	28.53%	31.26%	28.78%

VIP loans

Applications	233	234	252	241	325	368

Approvals	222	224	228	221	301	331

Ratio of approval	95.27%	95.73%	90.48%	91.70%	92.62%	89.95%

Wide loans

Applications	1,270	1,258	1,099	1,304	1,402	1,338

Approvals	1,016	1,062	863	1,001	1,117	1,121

Ratio of approval	80.00%	84.42%	78.53%	76.76%	79.67%	83.78%

Small business owner loans

Applications	615	774	744	895	955	859

Approvals	556	691	670	786	891	791

Ratio of approval	90.40%	89.28%	90.05%	87.82%	93.30%	92.08%

Business Timely loans

Applications	2,161	2,054	1,639	1,599	1,247	1,335

Approvals *2	1021	710	597	619	540	433

Ratio of approval	47.25%	34.57%	36.42%	38.71%	43.30%	32.43%

Secured loans

Applications	3	10	7	8	3	9

Approvals	3	4	5	6	3	3

Ratio of approval	100.00%	40.00%	71.43%	75.00%	100.00%	33.33%

Commercial bills

Applications	13	7	5	6	10	7

Approvals	7	5	5	6	8	5

Ratio of approval	53.85%	71.43%	100.00%	100.00%	80.00%	71.43%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Oct	Nov	Dec	Jan	Feb	Mar	Total

Consumer loans (including VIP loans) *1

Applications	5,763	4,207					52,087

Approvals	1,457	866					14,365

Ratio of approval	25.28%	20.58%					27.58%

VIP loans

Applications	137	58					1,848

Approvals	124	50					1,701

Ratio of approval	90.51%	86.21%					92.05%

Wide loans

Applications	1,412	1,282					10,365

Approvals	1,130	1,060					8,370

Ratio of approval	80.03%	82.68%					80.75%

Small business owner loans

Applications	871	892					6,605

Approvals	801	829					6,015

Ratio of approval	91.96%	92.94%					91.07%

Business Timely loans

Applications	1,553	1,450					13,038

Approvals *2	539	576					5,035

Ratio of approval	34.71%	39.72%					38.62%

Secured loans

Applications	6	11					57

Approvals	5	8					37

Ratio of approval	83.33%	72.73%					64.91%

Commercial bills

Applications	8	13					69

Approvals	7	8					51

Ratio of approval	87.50%	61.54%					73.91%

*1	The figures for Consumer loans do not reflect applications and approvals through tie-up companies.

*2	Refers to the number of cardholders, which includes credit lines with zero balances.

Delinquent Loans By Default Days

As of November 30, 2000

	1 day or more overdue	%	44-66 days overdue	%	67-96 days overdue	%

Commercial bills	4,663,290	8.83	2,596,352	4.91	0	0.00
Small business owner loans & Business Timely loans	2,021,019,053	6.30	356,028,941	1.11	212,532,613	0.66
Real estate-backed loans	160,561,819	8.45	24,453,762	1.29	8,249,125	0.43
Wide loans	2,071,382,815	4.34	394,860,711	0.83	222,961,578	0.47
Consumer loans	1,920,900,731	4.48	533,301,917	1.24	333,481,475	0.78
Others	2,080,374	7.36	0	0.00	1,092,864	3.87

Total	6,180,608,082	4.96	1,311,241,683	1.05	778,317,655	0.62

[Additional columns below]

[Continued from above table, first column(s) repeated]

					(Unit : amounts in yen)
	97 days or more overdue	%	Total	%	Loans Outstanding

Commercial bills	0	0.00	2,596,352	4.91	52,835,548
Small business owner loans & Business Timely loans	594,812,084	1.85	1,163,373,638	3.63	32,090,508,787
Real estate-backed loans	82,594,446	4.35	115,297,333	6.07	1,899,543,265
Wide loans	520,284,222	1.09	1,138,106,511	2.39	47,702,848,958
Consumer loans	288,614,783	0.67	1,155,398,175	2.69	42,873,844,356
Others	987,510	3.49	2,080,374	7.36	28,260,785

Total	1,487,293,045	1.19	3,576,852,383	2.87	124,647,841,699

As of November 30, 2001

	1 day or more overdue	%	44-66 days overdue	%	67-96 days overdue	%

Commercial bills	0	0.00	0	0.00	0	0.00
Small business owner loans	2,191,881,450	6.50	294,848,769	0.87	182,491,016	0.54
Business Timely loans	330,483,697	2.30	88,335,964	0.62	83,087,874	0.58
Real estate-backed loans	223,956,500	14.85	22,899,253	1.52	19,006,192	1.26
Wide loans	2,597,326,788	4.93	455,087,617	0.86	278,557,273	0.53
Consumer loans	1,905,154,893	4.10	568,020,878	1.22	344,216,930	0.74
Others	1,092,864	11.08	0	0.00	0	0.00

Total	7,249,896,192	4.88	1,429,192,481	0.96	907,359,285	0.61

[Additional columns below]

[Continued from above table, first column(s) repeated]

					(Unit : amounts in yen)
	97 days or more overdue	%	Total	%	Loans Outstanding

Commercial bills	0	0.00	0	0.00	16,847,382
Small business owner loans	674,499,428	2.00	1,151,839,213	3.42	33,708,107,875
Business Timely loans	57,200,981	0.40	228,624,819	1.59	14,341,210,184
Real estate-backed loans	143,144,375	9.49	185,049,820	12.57	1,508,335,718
Wide loans	636,538,298	1.21	1,370,183,188	2.60	52,659,969,181
Consumer loans	263,568,536	0.57	1,175,806,344	2.53	46,442,356,538
Others	1,092,864	11.08	1,092,864	11.08	9,867,375

Total	1,776,044,482	1.19	4,112,596,248	2.77	148,686,694,253

As of November 30, 2002

	1 day or more overdue	%	44-66 days overdue	%	67-96 days overdue	%

Commercial bills	0	0.00	0	0.00	0	0.00
Small business owner loans	4,069,562,933	8.36	436,088,562	0.90	289,393,255	0.59
Business Timely loans	679,258,067	3.85	197,046,728	1.12	126,015,148	0.71
Real estate-backed loans	334,498,820	28.95	39,800,413	3.44	12,707,825	1.10
Wide loans	3,807,606,483	6.14	473,744,943	0.76	297,556,744	0.48
Consumer loans	2,334,707,573	5.29	698,460,365	1.58	375,346,897	0.85
Others	1,029,173	8.00	717,552	5.58	0	0.00

Total	11,226,663,049	6.47	1,845,858,563	1.06	1,101,019,869	0.63

[Additional columns below]

[Continued from above table, first column(s) repeated]

					(Unit : amounts in yen)
	97 days or more overdue	%	Total	%	Loans Outstanding

Commercial bills	0	0.00	0	0.00	13,501,300
Small business owner loans	926,526,155	1.90	1,652,007,972	3.39	48,678,665,579
Business Timely loans	108,156,651	0.61	431,218,527	2.44	17,660,141,823
Real estate-backed loans	182,702,244	15.81	235,210,482	20.35	1,155,587,388
Wide loans	891,018,692	1.44	1,662,320,379	2.68	61,968,229,911
Consumer loans	299,473,203	0.68	1,373,280,465	3.11	44,102,481,308
Others	0	0.00	717,552	5.58	12,858,147

Total	2,407,876,945	1.39	5,354,755,377	3.08	173,591,465,456

*	The figures in the “Total” column do not include “1 day or more overdue” loans.
*	Long-Term Loans Receivable are included in all loan amounts.

Delinquent Loans By Default Days

As of September 30, 2002

	1 day or more overdue	%	44-66 days overdue	%	67-96 days overdue	%
Commercial bills	0	0.00	0	0.00	0	0.00

Small business owner loans	3,431,961,349	7.55	395,643,775	0.87	234,879,349	0.52

Business Timely loans	431,404,514	2.49	180,517,499	1.04	0	0.00

Real estate-backed loans	290,567,657	24.36	20,843,278	1.75	11,679,076	0.98

Wide loans	3,457,077,209	5.76	449,816,438	0.75	307,769,760	0.51

Consumer loans	1,704,073,615	3.77	687,490,668	1.52	5,901,557	0.01

Others	0	0.00	0	0.00	0	0.00

Total	9,315,084,344	5.50	1,734,311,658	1.02	560,229,742	0.33

[Additional columns below]

[Continued from above table, first column(s) repeated]

					(Unit: amounts in yen)
	97 days or more overdue	%	Total	%	Loans Outstanding
Commercial bills	0	0.00	0	0.00	10,289,612

Small business owner loans	790,612,311	1.74	1,421,135,435	3.13	45,457,326,846

Business Timely loans	1,909,388	0.01	182,426,887	1.05	17,313,389,894

Real estate-backed loans	164,140,975	13.76	196,663,329	16.49	1,192,667,180

Wide loans	768,331,734	1.28	1,525,917,932	2.54	60,032,792,814

Consumer loans	7,364,245	0.02	700,756,470	1.55	45,224,873,714

Others	0	0.00	0	0.00	13,835,772

Total	1,732,358,653	1.02	4,026,900,053	2.38	169,245,175,832

As of October 31, 2002

	1 day or more overdue	%	44-66 days overdue	%	67-96 days overdue	%
Commercial bills	0	0.00	0	0.00	0	0.00

Small business owner loans	3,488,060,997	7.42	392,614,820	0.84	285,205,988	0.61

Business Timely loans	507,184,488	2.90	158,530,780	0.91	124,002,154	0.71

Real estate-backed loans	299,885,865	25.88	12,707,825	1.10	28,155,646	2.43

Wide loans	3,423,604,998	5.61	374,564,972	0.61	272,999,786	0.45

Consumer loans	1,827,133,980	4.08	603,057,392	1.35	365,259,778	0.82

Others	0	0.00	0	0.00	0	0.00

Total	9,545,870,328	5.57	1,541,475,789	0.90	1,075,623,352	0.63

[Additional columns below]

[Continued from above table, first column(s) repeated]

					(Unit: amounts in yen)
	97 days or more overdue	%	Total	%	Loans Outstanding
Commercial bills	0	0.00	0	0.00	11,657,337

Small business owner loans	839,140,621	1.79	1,516,961,429	3.23	46,990,119,901

Business Timely loans	4,264,051	0.02	286,796,985	1.64	17,470,052,375

Real estate-backed loans	162,003,073	13.98	202,866,544	17.51	1,158,628,623

Wide loans	868,287,954	1.42	1,515,852,712	2.48	61,057,967,625

Consumer loans	18,341,843	0.04	986,659,013	2.20	44,766,223,345

Others	0	0.00	0	0.00	13,267,840

Total	1,892,037,542	1.10	4,509,136,683	2.63	171,467,917,046

As of November 30, 2002

	1 day or more overdue	%	44-66 days overdue	%	67-96 days overdue	%
Commercial bills	0	0.00	0	0.00	0	0.00

Small business owner loans	4,069,562,933	8.36	436,088,562	0.90	289,393,255	0.59

Business Timely loans	679,258,067	3.85	197,046,728	1.12	126,015,148	0.71

Real estate-backed loans	334,498,820	28.95	39,800,413	3.44	12,707,825	1.10

Wide loans	3,807,606,483	6.14	473,744,943	0.76	297,556,744	0.48

Consumer loans	2,334,707,573	5.29	698,460,365	1.58	375,346,897	0.85

Others	1,029,173	8.00	717,552	5.58	0	0.00

Total	11,226,663,049	6.47	1,845,858,563	1.06	1,101,019,869	0.63

[Additional columns below]

[Continued from above table, first column(s) repeated]

					(Unit: amounts in yen)
	97 days or more overdue	%	Total	%	Loans Outstanding
Commercial bills	0	0.00	0	0.00	13,501,300

Small business owner loans	926,526,155	1.90	1,652,007,972	3.39	48,678,665,579

Business Timely loans	108,156,651	0.61	431,218,527	2.44	17,660,141,823

Real estate-backed loans	182,702,244	15.81	235,210,482	20.35	1,155,587,388

Wide loans	891,018,692	1.44	1,662,320,379	2.68	61,968,229,911

Consumer loans	299,473,203	0.68	1,373,280,465	3.11	44,102,481,308

Others	0	0.00	717,552	5.58	12,858,147

Total	2,407,876,945	1.39	5,354,755,377	3.08	173,591,465,456

*	The figures in the “Total” column do not include “1 day or more overdue” loans.

*	Long-Term Loans Receivable are included in all loan amounts.

Business Timely / Active Accounts by Contract Month

(Unit: amounts in thousands of yen)

		Active Accounts and Total Loan Balance
		2001

	Cards	April		May		June		July
Contract	Issued
Month	*2	Accts.	Loan Balance	Accts.	Loan Balance	Accts.	Loan Balance	Accts.	Loan Balance

Apr *1	9,016	6,903	8,178,687	7,096	8,535,389	7,098	8,657,674	7,103	8,822,416

May	1,043			340	307,450	477	464,077	528	561,244

Jun	1,321					455	413,971	667	681,666

Jul	1,364							554	511,411

Aug	1,246

Sep	1,180

Oct	1,270

Nov	1,127

Dec	911

Jan	832

Feb	834

Mar	742

Apr	928

May	660

Jun	555

Jul	584

Aug	520

Sep	421

Oct	533

Nov	571

Total	25,658	6,903	8,178,687	7,436	8,842,839	8,030	9,535,722	8,852	10,576,748

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Active Accounts and Total Loan Balance
	2001

	August		September		October		November		December
Contract
Month	Accts.	Loan Balance	Accts.	Loan Balance	Accts.	Loan Balance	Accts.	Loan Balance	Accts.	Loan Balance

Apr *1	7,105	8,935,939	6,867	8,743,088	6,844	8,767,193	6,798	8,773,597	6,692	8,663,598

May	566	644,303	587	704,447	599	751,669	602	776,608	602	791,486

Jun	730	810,280	768	891,933	792	959,110	800	1,002,305	799	1,031,199

Jul	738	765,662	802	891,033	838	985,580	863	1,053,445	869	1,079,787

Aug	558	512,430	734	744,634	788	882,608	805	948,254	830	1,002,594

Sep			448	409,193	645	625,081	699	734,721	720	790,065

Oct					519	440,165	683	627,105	736	734,674

Nov							480	425,167	619	606,201

Dec									440	361,801

Jan

Feb

Mar

Apr

May

Jun

Jul

Aug

Sep

Oct

Nov

Total	9,697	11,668,623	10,206	12,384,337	11,025	13,411,416	11,730	14,341,210	12,307	15,061,413

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Active Accounts and Total Loan Balance
	2002

	January		February		March		April		May
Contract
Month	Accts.	Loan Balance	Accts.	Loan Balance	Accts.	Loan Balance	Accts.	Loan Balance	Accts.	Loan Balance

Apr *1	6,620	8,558,251	6,524	8,441,720	6,221	8,026,859	6,156	7,912,931	6,063	7,769,796

May	622	825,180	616	838,541	598	817,448	600	833,743	597	831,912

Jun	809	1,053,171	821	1,090,736	813	1,090,357	806	1,086,670	798	1,083,132

Jul	879	1,100,275	878	1,117,544	860	1,095,613	852	1,091,805	851	1,096,626

Aug	835	1,026,267	837	1,051,139	815	1,035,065	807	1,036,050	802	1,033,104

Sep	734	831,175	741	861,789	738	864,049	734	861,629	733	871,910

Oct	757	781,805	774	810,066	773	828,829	783	850,049	788	861,804

Nov	674	696,895	692	741,831	693	758,981	701	783,175	708	799,919

Dec	541	470,173	571	530,930	587	568,973	589	580,643	585	583,043

Jan	285	220,140	389	317,510	431	379,330	456	407,114	467	435,146

Feb			295	230,379	413	343,481	451	393,127	468	428,956

Mar					297	225,806	388	322,146	423	369,009

Apr							338	265,708	449	376,856

May									256	209,651

Jun

Jul

Aug

Sep

Oct

Nov

Total	12,756	15,563,339	13,138	16,032,196	13,239	16,034,799	13,661	16,424,799	13,988	16,750,876

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Active Accounts and Total Loan Balance
	2002

	June		July		August		September		October		November
Contract
Month	Accts.	Loan Balance	Accts.	Loan Balance	Accts.	Loan Balance	Accts.	Loan Balance	Accts.	Loan Balance	Accts.	Loan Balance

Apr *1	5,985	7,663,084	5,891	7,566,640	5,779	7,474,250	5,452	7,109,215	5,366	6,984,690	5,275	6,906,994

May	593	827,171	586	828,647	581	825,189	561	807,371	565	814,904	558	805,000

Jun	799	1,084,708	792	1,082,619	776	1,068,611	763	1,042,883	751	1,040,804	750	1,038,844

Jul	846	1,089,045	841	1,090,573	836	1,101,298	813	1,070,134	796	1,066,456	791	1,063,747

Aug	789	1,022,359	774	1,005,248	770	1,023,619	736	978,774	730	969,179	719	967,610

Sep	725	861,957	718	866,759	707	868,101	685	844,903	675	847,509	673	850,829

Oct	786	869,634	778	871,689	771	880,376	756	865,575	753	878,921	741	875,440

Nov	708	804,695	698	799,380	692	797,261	668	770,476	657	772,188	649	775,668

Dec	577	580,115	580	589,261	566	593,854	555	585,252	551	587,678	534	578,373

Jan	477	453,717	484	476,806	488	488,953	494	504,958	491	509,241	484	506,408

Feb	474	441,883	476	451,393	473	452,569	463	444,218	460	450,229	455	452,220

Mar	422	378,560	427	395,897	433	403,050	427	406,210	423	405,650	410	397,014

Apr	488	433,487	495	450,525	507	475,336	502	477,312	507	483,813	501	478,890

May	332	283,541	354	316,405	367	340,220	370	348,881	367	350,092	370	356,914

Jun	237	186,370	313	267,790	323	291,667	326	303,705	331	308,769	331	312,694

Jul			265	210,786	313	262,940	339	298,335	342	308,727	349	315,207

Aug					246	206,315	307	282,800	317	301,745	319	313,109

Sep							193	172,377	243	223,598	242	234,440

Oct									207	165,848	281	233,105

Nov											231	197,624

Total	14,238	16,980,334	14,472	17,270,428	14,628	17,553,620	14,410	17,313,389	14,532	17,470,052	14,663	17,660,141

*1	Accounts and loan balances prior to April 2001 have been included in the row for April 2001 data.

*2	The number of cards issued do not include “CL 0 cards without loans outstanding”. (CL 0 Cards = bad-debt write-offs, restructured loans, loans to deceased parties, etc.)

*Active ratios = (Number of Business Timely loan accounts with outstanding balance ÷ Total number of Business Timely loan accounts)

Number of Credit Lines of Business Timely Customers at Contracting Time

No. of
credit
lines
from other
companies at
contracting	01/1		01/2		01/3		01/4		01/5		01/6
time	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%

0	380	48.5%	405	49.3%	396	50.3%	520	53.9%	671	57.4%	855	57.5%

1	188	24.0%	204	24.8%	205	26.0%	283	29.3%	308	26.3%	389	26.2%

2	132	16.8%	144	17.5%	111	14.1%	159	16.5%	189	16.2%	239	16.1%

3	82	10.5%	67	8.2%	69	8.8%	3	0.3%	2	0.2%	3	0.2%

4	2	0.3%	1	0.1%	6	0.8%	0	0.0%	0	0.0%	0	0.0%

Total	784	100.0%	821	100.0%	787	100.0%	965	100.0%	1,170	100.0%	1,486	100.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

No. of
credit
lines
from other
companies at
contracting	01/7		01/8		01/9		01/10		01/11		01/12
time	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%

0	875	56.3%	825	57.0%	750	55.6%	768	53.9%	705	54.5%	567	53.7%

1	396	25.5%	370	25.5%	344	25.5%	393	27.6%	351	27.1%	287	27.2%

2	277	17.8%	245	16.9%	248	18.4%	250	17.6%	224	17.3%	196	18.6%

3	7	0.4%	9	0.6%	7	0.5%	13	0.9%	14	1.1%	5	0.5%

4	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%

Total	1,555	100.0%	1,449	100.0%	1,349	100.0%	1,424	100.0%	1,294	100.0%	1,055	100.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

No. of
credit
lines
from other
companies at
contracting	02/1		02/2		02/3		02/4		02/5		02/6
time	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%

0	523	57.9%	513	54.2%	456	54.2%	565	55.3%	360	50.7%	296	49.6%

1	249	27.5%	247	26.1%	248	29.5%	274	26.8%	220	31.0%	178	29.8%

2	127	14.0%	180	19.0%	133	15.8%	180	17.6%	128	18.0%	119	19.9%

3	5	0.6%	7	0.7%	4	0.5%	2	0.2%	2	0.3%	4	0.7%

4	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%

Total	904	100.0%	947	100.0%	841	100.0%	1,021	100.0%	710	100.0%	597	100.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

No. of
credit
lines
from other
companies at
contracting	02/7		02/8		02/9		02/10		02/11		Total
time	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%

0	309	49.9%	261	48.3%	227	52.4%	274	50.8%	301	52.3%	14,709	49.7%

1	171	27.6%	166	30.7%	124	28.7%	164	30.4%	170	29.5%	7,903	26.7%

2	135	21.8%	107	19.9%	78	18.0%	98	18.2%	98	17.0%	5,271	17.8%

3	4	0.6%	6	1.1%	4	0.9%	3	0.6%	7	1.2%	1,277	4.3%

4	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	411	1.4%

Total	619	100.0%	540	100.0%	433	100.0%	539	100.0%	576	100.0%	29,571	100.0%

*	Zero credit lines may include one line from Nissin

Applications and Approval through Ascot Co., Ltd.

		Details of contracts made monthly			Lending circumstances

									Advances under new
							Additional advances under		contracts to current
2002	Applications	New accounts contracted		Amounts	Initial loan contracts		existing loan contracts		or past

			Cards with
			zero balance		Accounts	Amounts	Accounts	Amounts	Accounts	Amounts

April	281	42	31	8,250	27	21,520	113	23,648	11	8,139

May	401	45	31	10,000	22	18,250	120	27,652	13	14,550

June	330	42	29	10,000	16	10,470	105	22,757	15	9,289

July	355	48	33	11,500	22	16,350	117	25,505	10	7,630

August	312	36	23	6,849	18	13,690	137	24,703	11	10,330

September	354	32	26	4,050	21	13,210	116	17,392	9	6,650

October	306	43	28	10,850	20	12,090	123	19,989	15	12,818

November	332	34	22	9,250	18	12,370	119	19,294	11	10,300

December

January

February

March

TOTAL	2,671	322	223	70,749	164	117,950	950	180,940	95	79,706

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(Unit : amounts in thousands of yen)
			Total Loans Outstanding

2002	Total Lending		Accounts	Amounts

	Accounts	Amounts

April	162	61,557	660	488,489

May	169	70,452	729	538,429

June	149	52,516	786	569,885

July	164	60,985	841	605,934

August	179	55,572	889	634,625

September	152	41,302	928	639,244

October	173	55,747	993	671,290

November	160	51,214	1,037	691,614

December

January

February

March

TOTAL	1,308	449,345

* The total loans outstanding include contracted consumer loans.

Applications and Approvals Through Tie-up Companies

Loans acquired through Shinki Co., Ltd.									(Unit : amounts in thousands of yen)

	Applications				Contracted Accounts					Total Loans Outstanding
2002
		Small business				Small business			Amount of
	Wide loans	owner loans	Others	TOTAL	Wide loans	owner loans	Others	TOTAL	contracted loans	Accounts	Amounts

Apr	1,637	167	1,113	2,917	98	27	103	228	297,900	1,112	1,730,183

May	1,552	126	1,705	3,383	112	23	213	348	373,350	1,448	2,089,566

Jun	1,096	119	1,217	2,432	107	20	192	319	340,650	1,756	2,424,470

Jul	1,036	169	1,235	2,440	92	25	186	303	314,950	2,016	2,709,859

Aug	1,313	156	1,279	2,748	118	23	222	363	415,992	2,345	3,084,766

Sep	2,250	246	296	2,792	128	29	193	350	413,730	2,583	3,451,385

Oct	2,503	237	156	2,896	120	24	68	212	353,380	2,721	3,704,663

Nov	1,783	155	688	2,626	118	29	6	153	351,100	2,820	3,979,747

Dec

Jan

Feb

Mar

TOTAL	13,170	1,375	7,689	22,234	893	200	1,183	2,276	2,861,052

Loans acquired through Wide Co., Ltd									(Unit : amounts in thousands of yen)

	Applications				Contracted Accounts					Total Loans Outstanding
2002
		Small business				Small business			Amount of
	Wide Loans	owner loans	Others	TOTAL	Wide Loans	owner loans	Others	TOTAL	contracted loans	Accounts	Amounts

Apr	—	—	—	—	—	—	—	—	—	—	—

May	—	—	—	—	—	—	—	—	—	—	—

Jun	—	—	—	—	—	—	—	—	—	—	—

Jul	1,934	311	59	2,304	29	9	22	60	88,940	59	88,737

Aug	1,985	362	176	2,523	50	20	138	208	197,100	261	285,417

Sep	1,631	297	426	2,354	81	19	156	256	293,600	502	569,665

Oct	1,847	250	315	2,412	61	20	37	118	216,920	604	776,335

Nov	1,502	228	222	1,952	82	19	2	103	249,500	689	1,009,057

Dec

Jan

Feb

Mar

TOTAL	8,899	1,448	1,198	11,545	303	87	355	745	1,046,060

* The referral relationship with Wide Co., Ltd. started in July 2002.

Applications and Approvals through Tie-up Companies (II)

Loans acquired through Sanyo Club Co., Ltd.									(Unit : amounts in thousands of yen)

	Applications				Contracted Accounts					Total Loans Outstanding
2002
	Small business	Business			Small business	Business			Amount of
	owner loans	Timely	Others	TOTAL	owner loans	Timely	Others	TOTAL	contracted loans	Accounts	Amounts

Apr	75	0	3	78	5	0	8	13	18,550	14	18,839

May	93	0	4	97	13	2	10	25	45,300	37	62,956

Jun	158	5	39	202	18	19	30	67	71,900	96	133,982

Jul	288	6	31	325	24	43	35	102	111,990	186	245,398

Aug	270	11	11	292	30	24	32	86	118,350	268	366,579

Sep	197	6	10	213	28	20	35	83	115,400	341	480,294

Oct	143	12	11	166	14	20	27	61	76,900	389	544,184

Nov	168	8	6	182	23	23	10	56	92,730	437	634,579

Dec

Jan

Feb

Mar

TOTAL	1,392	48	115	1,555	155	151	187	493	651,120

Loans acquired through Inter Co., Ltd.									(Unit : amounts in thousands of yen)

	Applications				Contracted Accounts					Total Loans Outstanding
2002
	Small business	Business			Small business	Business			Amount of
	owner loans	Timely	Others	TOTAL	owner loans	Timely	Others	TOTAL	contracted loans	Accounts	Amounts

Apr	14	0	0	14	2	0	1	3	4,000	9	22,661

May	236	1	12	249	13	0	7	20	40,800	30	65,097

Jun	188	0	33	221	18	0	9	27	60,500	56	124,457

Jul	209	0	31	240	17	0	12	29	54,700	81	169,650

Aug	172	0	17	189	20	0	8	28	60,100	112	229,671

Sep	191	0	31	222	13	0	8	21	42,150	129	261,221

Oct	163	0	36	199	15	0	4	19	47,300	146	300,230

Nov	158	0	31	189	24	0	3	27	66,700	170	360,108

Dec

Jan

Feb

Mar

TOTAL	1,331	1	191	1,523	122	0	52	174	376,250

Funding Diversification

(1) changes in borrowings

	(Unit : amounts in millions of yen , %)
	02/11		02/03		01/11

	amount	ratio	amount	ratio	amount	ratio

Banks	69,922	48.08	59,798	45.98	50,961	42.10

Life insurance	232	0.16	437	0.34	563	0.46

Non-life insurance	2,255	1.55	1,600	1.23	2,235	1.85

Others	28,028	19.27	18,722	14.39	17,776	14.69

Indirect	100,437	69.06	80,558	61.94	71,536	59.10

Direct	45,000	30.94	49,500	38.06	49,500	40.90

Total	145,437	100.00	130,058	100.00	121,036	100.00

(2) changes in interest rates on borrowing

			(%)
	02/11	02/03	01/11

Banks	2.43	2.63	2.67

Life insurance	2.30	2.67	2.34

Non-life insurance	2.93	3.67	3.37

Others	2.55	3.20	3.13

Indirect	2.47	2.78	2.80

Direct	2.63	2.69	2.69

Total	2.52	2.75	2.76

			(%)
	02/11	02/03	01/11

Short-term	1.45	2.23	2.40
Long-term	2.48	2.79	2.81

(3) breakdown of borrowing by period

	(Unit : amounts in millions of yen , %)
	02/11		02/03		01/11

	amount	ratio	amount	ratio	amount	ratio

Short-term loan	4,850	3.33	1,400	1.08	100	0.08

Long-term loan within 1 year	52,379	36.02	48,348	37.17	46,059	38.05

Long-term loan over 1 year	88,207	60.65	80,310	61.75	74,877	61.86

Total of long-term	140,587	96.67	128,658	98.92	120,936	99.92

Total	145,437	100.00	130,058	100.00	121,036	100.00